UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2024

DERMTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38118	84-2870849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12340 El Camino Real
San Diego, CA 92130
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code (858) 450-4222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DMTK	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 15, 2024, DermTech, Inc. (the “Company”) received written notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, for the preceding 30 consecutive business days, the bid price of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), closed below the minimum $1.00 per share requirement for continued inclusion under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

In accordance with Nasdaq rules, the Company has been provided a 180-calendar day compliance period, or until October 14, 2024 (the “Compliance Date”), to regain compliance with the Minimum Bid Price Requirement. To regain compliance with the Minimum Bid Price Requirement, the closing bid price of the Common Stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during the 180-calendar day compliance period. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iii), if the price of the Common Stock is less than $0.10 during a compliance period, the Staff will issue a delisting determination for the Common Stock.

If the Company is not in compliance with the Minimum Bid Price Requirement by the Compliance Date, the Company may qualify for a second 180-calendar day compliance period. To qualify for this additional compliance period, the Company will be required to meet the continued listed requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and must notify Nasdaq in writing of its intention to cure the deficiency during the second compliance period.

If the Company does not regain compliance with the Minimum Bid Price Requirement by the Compliance Date and is not eligible for an additional compliance period at that time, the Staff will provide written notification to the Company that its Common Stock will be subject to delisting. At that time, the Company may appeal the delisting determination to a Nasdaq Hearing Panel. There can be no assurance that the Company will regain compliance or otherwise maintain compliance with any of the other listing requirements.

The Notice has no immediate effect on the Company’s continued listing on the Nasdaq Capital Market, subject to the Company’s compliance with the other continued listing requirements. The Notice also does not affect the Company’s business operations or its Securities and Exchange Commission reporting requirements.

The Company intends to actively monitor the closing bid price of its Common Stock and may, if appropriate, consider implementing available options to regain compliance with the Minimum Bid Price Requirement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMTECH, INC.

Date: April 16, 2024	By:	/s/ Kevin Sun
	Name:	Kevin Sun
	Title:	Chief Financial Officer